Exhibit 99.1

CopyTele Changing Company Name and Stock Ticker Symbol to ITUS

MELVILLE, NY – August 27, 2014: CopyTele, Inc. (the “Company”) (OTCQB: COPY), a company that protects the rights of inventors through patent monetization and patent assertion, today announced that on September 2, 2014, the Company will officially change its name to ITUS Corporation. Effective at the start of trading on September 2, 2014, the Company’s shares will trade on the OTCQB market under the new name, and the new stock symbol will be ITUS.

Robert Berman, the Company’s President and CEO stated, “In Greek mythology, ITUS was the God of Protection.  Since we build and protect patented technologies, the new name is appropriate for our business.  Plus, it’s time to re-brand the Company, as we enter the next phase in our continuing efforts to position the Company for long term success.”

On September 2, the Company’s web site will be accessible at www.ITUScorp.com. Please visit our website often for the latest news and information on ITUS Corporation, and to follow our activities as we roll out the ITUS brand.

About CopyTele, Inc.

CopyTele, Inc. develops and acquires patented technologies for the purposes of patent monetization and patent assertion. The company currently has 10 patent portfolios in the areas of Key Based Web Conferencing Encryption, Encrypted Cellular Communications, E-Paper® Electrophoretic Display, Nano Field Emission Display (“nFED”), Micro Electro Mechanical Systems Display (“MEMS”), Loyalty Conversion Systems, J-Channel Window Frame Construction, VPN Multicast Communications, Internet Telephonic Gateway, and Enhanced Auction Technologies.  Additional information is available at www.CTIpatents.com.

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Forward-Looking Statements: Statements that are not historical fact may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but rather reflect CopyTele’s current expectations concerning future events and results. We generally use the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “will” and similar expressions to identify forward-looking statements.  Such forward-looking statements, including those concerning our expectations, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.  These risks, uncertainties and factors include, but are not limited to, those factors set forth in “Item 1A – Risk Factors” and other sections of our Annual Report on Form 10-K for the fiscal year ended October 31, 2013 as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this press release.

Contact:
Ron Tenio
631-549-5900
rtenio@CTIpatents.com